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                                                                       EXHIBIT 2

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION ("AGREEMENT") is made and entered into as of March 20, 2002, by and among TOROTEL, INC., a Missouri corporation ("TOROTEL"), ELECTRONIKA ACQUISITION CORP., a Nevada corporation and a wholly-owned subsidiary of Torotel ("NEWCO"), ELECTRONIKA, INC., a California corporation (the "COMPANY"), and the stockholders of the Company set forth on the signature page of this Agreement (each a "STOCKHOLDER" and collectively the "STOCKHOLDERS), with reference to the following facts:

     A. The Stockholders own beneficially and of record 100% of the outstanding capital stock of the Company.

     B. The Company is engaged in the manufacture and sale of ballast transformers used in the aviation industry.

     C. The parties intend that this Agreement shall constitute a plan of reorganization (the "PLAN") of the type described in Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "CODE"). The Plan comprises (a) the merger (the "MERGER") of the Company into Newco, with Newco continuing as the surviving corporation, pursuant to this Agreement and the Articles of Merger in the form attached hereto as EXHIBIT "A" (the "ARTICLES OF MERGER"), on the terms contained herein and in accordance with the applicable provisions of the Nevada General Corporation Law (the "NGCL") and the California General Corporation Law (the "CGCL"), and (b) the conversion of all the outstanding shares of capital stock of the Company into 2,300,000 newly issued shares of voting Common Stock of Torotel, subject to adjustment as provided herein.

     D. Torotel, Newco, the Company and the Stockholders believe that it is in their best interests to adopt the Plan and consummate the Plan.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

     1.   PLAN.

     1.1 ADOPTION OF PLAN. Torotel, Newco, the Company and the Stockholders hereby adopt the plan of reorganization herein set forth.

     1.2 MERGER OF NEWCO INTO THE COMPANY. Subject to the provisions of this Agreement, the NGCL and the CGCL, at the "EFFECTIVE TIME" (as defined in Section 1.3), the Company shall be merged with and into Newco, and the separate corporate existence of the Company shall cease. Newco shall be the surviving corporation in the Merger (hereinafter sometimes called the "SURVIVING CORPORATION") and shall continue its corporate existence under the laws of the State of Nevada. The Merger shall have the effects set forth in Section 92A.250 of the NGCL and Section 1107 of the CGCL. In connection with the Merger, the Articles of Incorporation of

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Newco shall be amended to change the name of the Surviving Corporation to
"ELECTRONIKA, INC."

     1.3 EFFECTIVE TIME. If all of the conditions precedent to the parties' obligations to consummate the Merger under this Agreement are satisfied or waived and this Agreement has not been terminated, the parties shall cause the Articles of Merger to be duly executed and filed with the Nevada Secretary of State pursuant to Section 92A.200 of the NGCL and with the California Secretary of State pursuant to Section 1108 of the CGCL. The Merger shall become effective as of the time the Articles of Merger are accepted for filing and officially filed in the States of Nevada and California. The date and time when the Merger becomes effective is referred to herein as the "EFFECTIVE TIME". This Agreement and the Articles of Merger are hereinafter collectively referred to as the "MERGER AGREEMENTS".

     1.4 CONVERSION OF SHARES. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

          1.4.1 All of the outstanding shares of capital stock of the Company issued and outstanding immediately prior to the Effective Time (the "COMPANY SHARES") shall be converted (in the aggregate) into the right to receive Two Million Three Hundred Thousand (2,300,000) newly-issued shares of Torotel Common Stock, $.01 par value per share (the "TOROTEL SHARES"), subject to adjustment as set forth in Section 2 below.

          1.4.2 The shares of Common Stock of Newco which are issued and outstanding immediately prior to the Effective Time shall not be changed or converted as a result of the Merger, but shall remain shares outstanding as shares of the Surviving Corporation.

     1.5 SURRENDER OF SHARES. Upon surrender to Torotel of the certificates which, immediately prior to the Effective Time, represented the Company Shares, the Stockholders, as the holders of all of the Company Shares, shall be entitled to receive in exchange therefor certificates representing the Torotel Shares into which the Company Shares shall have been converted pursuant to the provisions of Section 1.4.1. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Time, represented capital stock of the company shall represent for all purposes only the right to receive the consideration provided in Section 1.4.1. Certificates representing the Torotel Shares shall be delivered to the Stockholders as soon as practicable following the Effective Time.

     1.6 SECURITIES ACT LEGEND ON TOROTEL SHARES. The Stockholders hereby agree that they will not offer to sell, transfer or otherwise dispose of any of the Torotel Shares issued to them in the Merger, except in accordance with the applicable provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT") and the "RULES AND REGULATIONS" (as defined in Section 16). Certificates representing the Torotel Shares initially will bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SAID ACT OR UNLESS AN EXEMPTION FROM SUCH

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     REGISTRATION IS AVAILABLE IN THE OPINION OF COUNSEL FOR THE ISSUER."

     1.7 CAPITAL CHANGES. If Torotel shall combine, subdivide or reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, as of a record date between the date hereof and the Effective Time, the number of Torotel Shares to be issued at the Effective Time shall be adjusted to such extent as may be necessary to prevent dilution or enlargement of the rights of the Stockholders.

2.   ADJUSTMENT OF MERGER CONSIDERATION.

     2.1 MINIMUM NET SALES. If during the five (5) full fiscal years immediately following the Closing Date (the "MEASUREMENT PERIOD"), the Surviving Corporation does not generate aggregate "NET SALES" (as defined in Section 16) of at least Two Million Five Hundred Thousand Dollars ($2,500,000) (the "MINIMUM NET SALES"), the Stockholders shall pay to Torotel an amount equal to sixty percent (60%) of the amount by which the actual Net Sales of the Surviving Corporation during the Measurement Period is less than the Minimum Net Sales (the "SHORTFALL"). Such Shortfall, if any, shall be paid by the Stockholders to Torotel within sixty (60) days after the final determination of the Shortfall as provided in Section 2.2.

     2.2 DETERMINATION OF NET SALES. Within ninety (90) days after the end of each fiscal year, Torotel shall deliver to the Stockholders a statement of the Surviving Corporation's Net Sales (the "STATEMENT") for the fiscal year then ended duly certified by the Chief Financial Officer or Chief Executive Officer of Torotel, together with the audited financial statements of Torotel. The final Statement also shall include a detailed calculation of the Shortfall, if one exists. The Stockholders shall have the right to examine and inspect all financial records of the Surviving Corporation in order to confirm the accuracy of each Statement. If the Stockholders do not give written notice to Torotel that they challenge the Statement (including any calculation of a Shortfall) within 45 days following the Stockholders' receipt of the Statement, the Stockholders shall be deemed conclusively to have accepted the same. If, however, the Stockholders challenge the Statement (or any Shortfall calculation) in writing specifically identifying the disputed item within 45 days of their receipt of the same, then, unless otherwise resolved by agreement of the parties within 30 days from the date of Torotel's receipt of the Stockholders' written dispute notice, or such later date as the parties may mutually agree, the Statement shall be deemed in dispute, which dispute shall be resolved by the independent certified public accountants of Torotel, on the one hand, and the independent certified public accountants of the Stockholders, on the other hand. If such accountants cannot resolve the disagreement within 30 days of such submission, or such later date as the parties may mutually agree upon, such disagreement shall be mutually submitted by the parties to one of the nationally recognized accounting firms (other than the parties' respective independent certified public accounts) to be selected by the mutual agreement of such parties' independent certified public accountants, whose determination shall be final and binding and shall be rendered within 30 days of the date on which the matter is submitted to such firm. Any such selected accounting firm shall determine the issues in dispute after following such procedures, consistent with the language of this Agreement, as it deems appropriate to the circumstances and with reference to the amounts at issue. No particular procedures are intended to be imposed upon such accounting

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firm, it being the desire of the parties that any such dispute shall be resolved as expeditiously and inexpensively as reasonably practicable.

     2.3 COVENANTS OF TOROTEL. Torotel agrees that, during the Measurement Period, (a) it will, in accordance with its reasonable business judgment, conduct the operations represented by the Company as an ongoing concern consistent with past practices and as a separate subsidiary of Torotel with no other operations ; provided, however, that if Torotel deems it to be in the best interest of the Surviving Corporation and Torotel to conduct other operations through the Surviving Corporation, such operations shall not be included in the determination of Net Sales of the Surviving Corporation for purposes of this
Section 2; (b) it shall maintain such separate books and records for the Surviving Corporation as may be necessary to render a determination of the Net Sales of the Surviving Corporation practicable and (c) it will not allocate any corporate expense or otherwise cause the Surviving Corporation to incur any corporate or other expense not specifically related to the business of the Surviving Corporation. If Torotel or the Surviving Corporation sells the operations conducted by the Company prior to the end of the Measurement Period, the obligations of the Stockholders in this Section 2 shall terminate.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.

     A. The Company and the Stockholders hereby jointly and severally warrant and represent the following:

     3.1  ORGANIZATION AND GOOD STANDING OF THE COMPANY.

          3.1.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has full corporate power and authority to carry on its business as presently conducted and is entitled to own or lease and operate its properties and assets now owned or leased and operated by it. The Company is qualified to do business in the State of California, which is the only jurisdiction in which the character or location of the assets owned by the Company or the nature of the business transacted by the Company, or both, requires qualification and where the failure to be so qualified would have a "MATERIAL ADVERSE EFFECT" (as defined in Section 16). The Company does not have any equity interest or any debt interest in any other person.

          3.1.2 The Company has furnished to Torotel complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof.

          3.1.3 The Company has made available to Torotel for its examination copies of the minute books, stock certificate books and corporate seal of the Company. Said minute books are accurate in all material respects and reflect all resolutions adopted and all material actions required to be expressly authorized or ratified by the stockholders and directors of the Company. The stock certificate books reflect all issuances, transfers and cancellations of capital stock of the Company.

     3.2  CAPITALIZATION.

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          3.2.1 The authorized capital stock of the Company consists of 1,000 shares of common stock, without par value, of which 1,000 shares are issued and outstanding as of the date hereof. All such issued and outstanding shares are owned of record and beneficially by the Stockholders as set forth on EXHIBIT 3.2 and are validly issued, fully paid and nonassessable.

          3.2.2 There are no options, warrants, subscriptions or other rights outstanding for the purchase of, or any securities convertible into, capital stock of the Company. No shares of the Company are held as treasury stock, and there are no agreements, commitments or understandings of any nature whatsoever that, directly or indirectly, relate to the voting, transfer or control of any shares of the capital stock of the Company.

     3.3 AUTHORITY. The Company has the full corporate power and authority to execute and deliver the Merger Agreements, to perform the obligations and covenants set forth therein and to consummate the Merger and the other transactions contemplated thereby. The execution and delivery of the Merger Agreements by the Company and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of the Company and by the Stockholders in their capacity as the stockholders of the Company, and no further corporate action is necessary on the part of the Company to make the Merger Agreements valid and binding upon the Company in accordance with their terms. This Agreement has been duly executed and delivered by the Company and the Stockholders and constitutes the valid and binding agreement of each of them, enforceable against them in accordance with its terms, and, when the Articles of Merger has been duly executed and delivered, it will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     3.4 NO VIOLATION. The execution, delivery and performance of this Agreement by the Company and the Stockholders are not contrary to the Articles of Incorporation or Bylaws of the Company and will not result in a violation of any provision or constitute a default or give any party a right to accelerate the due date of any indebtedness under any indenture, mortgage, deed of trust or other material contract or agreement to which the Company, the Stockholders or any of them are a party or by which any of them are bound.

     3.5 FINANCIAL STATEMENTS. The audited financial statements of the Company (the "COMPANY FINANCIAL STATEMENTS") for the period ended December 31, 2001, together with the report thereon of Piazza, Donnelly & Marlette, independent certified public accountants, in the form attached hereto as EXHIBIT 3.5, present fairly in all material respects the Company's ballast transformer business and the financial position and results of operations of the Company as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles consistently applied during the periods indicated, all as more particularly set forth in such Company Financial Statements and the Notes thereto, except as otherwise stated in the Company Financial Statements or on EXHIBIT 3.5. Each of the balance sheets included in the Company Financial Statements presents fairly as of its date the financial condition and assets and liabilities of the Company. Except as and to the extent reflected or reserved against in such balance sheets (including the Notes thereto), the Company did not have, as of the date of such balance sheets, any liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles. The statements of earnings and stockholders' equity and statements of

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changes in financial position included in the Company Financial Statements present fairly the results of operations and changes in financial position of the Company for the periods indicated. Torotel acknowledges that none of the Company's cash, cash equivalents or accounts receivable relating to periods on or prior to the Effective Time are being transferred in the Plan, as all of such cash, cash equivalents and receivables will be distributed to and retained by the Stockholders. The non-ballast business reflected on the Company Financial Statements was discontinued by the Company during the fourth quarter of 2000 and the first quarter of 2001.

     3.6  CONTRACTS. Except for the "MAGNETIKA AGREEMENT" (as defined in Section
16) and the other agreements, including purchase orders, listed on EXHIBIT 3.6 (collectively, the "CONTRACTS"), the Company does not have any (a) contracts, leases, arrangements, commitments, understandings or other agreements, oral or written, to which the Company is a party or it or its assets are bound and which have not been fully performed, including purchase orders, sales orders and other contracts with customers, suppliers, distributors, sales agents and representatives or (b) bonus, incentive compensation, pension, profit sharing, stock option, group insurance, medical reimbursement or employee welfare or benefit plans of any nature whatsoever. All Contracts are valid and binding obligations of the Company and, to the knowledge of the Company and the Stockholders, valid and binding obligations of the other parties thereto and enforceable and in full force and effect in accordance with their respective terms; there have been no amendments to or modifications to any Contract; no event has occurred which is, or, following any grace period or required notice, would become a material default by the Company or, to the knowledge of the Company and the Stockholders, any other party under the terms of any Contract; the Company has no reason to believe that any party to any Contract intends to terminate or curtail its course of business with the Company; and the Company has not waived any material rights under any Contract. Except for the Magnetika Agreement (which is to be terminated upon the Closing and replaced by the Manufacturing Agreement), every Contract may be assigned or otherwise transferred pursuant to this Agreement or the transactions contemplated hereby without the consent of any third party. The Company has never and does not currently own any real property.

     3.7 OUTSTANDING INDEBTEDNESS. EXHIBIT 3.7 sets forth a true and complete schedule of all notes payable and other indebtedness for borrowed money owed by the Company, including a description of all properties or assets pledged, mortgaged or otherwise hypothecated (voluntarily or involuntarily) as security therefor, all of which indebtedness shall be repaid in full prior to the Effective Time.

     3.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on EXHIBIT 3.7 (which indebtedness shall be repaid in full by the Company prior to the Effective Time in accordance with the provisions of Section 3.7), the Company will not have on the Closing Date, and none of its properties will then be subject to, any debts, liabilities or obligations of any nature based on facts existing or events occurring before the Closing Date, whether or not such debts, liabilities or obligations are required to be shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles. To the best knowledge of the Company and the Stockholders, there are no claims pending or threatened against the Company.

     3.9 NO LITIGATION. There are no actions, suits or proceedings (whether or not purportedly on behalf of the Company) pending or, to the best knowledge of the Company and

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the Stockholders, threatened against or affecting the Company, at law or in equity or before or by any "GOVERNMENT BODY" (as defined in Section 16). To the best knowledge of the Company and the Stockholders, the Company is not in default with respect to any judgment, order, writ, injunction, decree or award of any Government Body.

     3.10 TAXES.

          3.10.1 The Company has filed all "TAX RETURNS" (as defined in Section
16) required to be filed by it by the date hereof. As of the time of filing, the Tax Returns correctly reflected in all respects the facts regarding the income, business, assets, operations, activities and status of the Company and any other information required to be shown therein. None of the Tax Returns is subject to audit. All "TAXES" (as defined in Section 16) imposed by the United States, the State of California and by any other state, municipality, subdivision, or other taxing authority, which are due and payable by the Company have been timely paid in full or are adequately provided for by reserves reflected on the latest balance sheet included in the Company Financial Statements. The Company has made or will make before the Effective Time provision for all Taxes payable by it for any period that end before the Effective Time for which Tax Returns have not yet been filed. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Taxes owed by the Company. No deficiency for any Taxes has been proposed, asserted or assessed against the Company (or any Stockholder or any member of an affiliated or combined group of which the Company is or has been a member for which the Company could be liable as it relates to the Company). No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no tax liens on any of the Company's stock or assets.

          3.10.2 All contributions due from the Company pursuant to any unemployment insurance or workers compensation laws and all sales or use Taxes which are due or payable by the Company have been paid in full. The Company has withheld and paid to, or will cause to be paid to, the appropriate taxing authorities all amounts required to be withheld from the wages of its employees under state law and the applicable provisions of the Code.

     3.11 NO LABOR PROBLEMS. The Company is not a party to any collective bargaining agreement and no such agreement determines the terms and conditions of employment of any employee of the Company. No collective bargaining agent has been certified as a representative of any employees of the Company, and to the knowledge of the Company and the Stockholders, no representation campaign or election is now in progress with respect to any of the Company's employees. The Company has not been charged with any unresolved unfair labor practices and there are no material controversies pending or threatened between the Company and any of its employees. To the best knowledge of the Company and the Stockholders, the Company has complied in all material respects with all laws relating to wages, hours, collective bargaining and similar employment matters the noncompliance with which would have a Material Adverse Effect, and the Company has paid all social security and similar Taxes that are due and payable and is not liable for any arrears or wages or any Taxes or material penalties for failure to comply with any of the foregoing.

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     3.12 EMPLOYEE BENEFIT PLANS. The Company has never maintained or contributed to, and does not currently maintain or contribute to, any "employee pension benefit plan", as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), deferred compensation, or other employee benefit plan, program or arrangement. The Company has never maintained, and does not currently maintain any "employee welfare benefit plan", as such term is defined in Section 3 of ERISA, whether insured or otherwise.

     3.13 CONSENTS. No authorizations, approvals or consents of any person or Government Body are required for consummation of the transactions contemplated by this Agreement or the subsequent operation of the business of the Company, except for the filing of the Articles of Merger as required by the NGCL and the CGCL.

     3.14 BROKERAGE AND FINDER'S FEES. Neither the Company nor the Stockholders (or any Affiliate of the Stockholders) has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

     3.15 ABSENCE OF CERTAIN CHANGES. Since December 31, 2001, there has not been any material adverse change in the results of operations, financial condition, liquidity, assets, properties, business or prospects of the Company.

     3.16 COMPLIANCE WITH LAW. The Company has operated its business in compliance in all material respects with all material federal and state statutes, rules and regulations, including but not limited to environmental and federal aviation laws, applicable to the Company and its assets.

     3.17 INTELLECTUAL PROPERTY. EXHIBIT 3.17 contains a complete and correct description of the nature of the Company's intellectual property rights.
EXHIBIT 3.17 contains a complete and correct list of all intellectual property rights which are used in the conduct of the Company's business. The Company is the owner of all patents, trademarks, trade names, service marks and other intellectual property rights used in the Company's business. The Company has not received any notice of any claim of infringement or any other claim or proceeding relating to any such intellectual property right used in the Company's business, and, to the Knowledge of the Company and the Stockholders, there is no basis for any such claim.

     3.18 LICENSES AND PERMITS. The Company has obtained all material licenses, permits, certificates, consents, rights and privileges necessary or appropriate to the conduct of the Company's business (collectively, "LICENSES," all of which are listed on EXHIBIT 3.18). The Licenses are valid and in full force now and will not be rendered invalid as a result of the consummation of the transactions contemplated by this Agreement. To the best knowledge of the Stockholders and the Company, nothing will cause the Licenses to become invalid from and after the Effective Time.

     3.19 PRODUCTS LIABILITY. Except for the standard warranty described on
EXHIBIT 3.19, the Company has not given or made any warranties to third parties with respect to any products sold by it. To the best knowledge of the Company and the Stockholders, no state of facts or the occurrence of any event exists to form the basis of any present claim against the Company for product liability on account of any express or implied warranty which is not fully covered by

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insurance. Stockholders agree and acknowledge that they will retain responsibility, either directly or through the Company's subcontractor, Magnetika, for any and all warranty claims relating to products sold by the Company prior to the Closing in accordance with the provisions of Section 12.5 hereof.

     3.20 NO MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty by the Company or the Stockholders in this Agreement, and no exhibit or schedule furnished or to be furnished by the Company or the Stockholders pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements or facts contained herein or therein, in light of the circumstances under which they were made, not misleading.

     3.21 ASSETS. The assets of the Company consist of the following: (a) the intellectual property rights listed on EXHIBIT 3.17, including but not limited to the drawings for ballast transformers listed on EXHIBIT 16, (b) the licenses and permits listed on EXHIBIT 3.18, and (c) the Contracts listed on EXHIBIT 3.6.

     3.22 INSURANCE. The Company, either directly or through its subcontractor, Magnetika, carries policies of general liability and other forms of insurance which are normal and customary for a business of the size and type of the Company. All of such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default thereunder, and all premiums to date have been paid in full. Subject to the limitations on liability set forth in the second sentence of
Section 13.3.3, Stockholders agree and acknowledge that they will retain responsibility, either directly or through the Company's subcontractor, Magnetika, for any and all claims relating to products sold by the Company prior to the Closing, in accordance with the provisions of Section 12.6 hereof.

     B. Each of the Stockholders, severally and not jointly, hereby represents and warrants the following:

     3.23 INVESTMENT REPRESENTATIONS. Such Stockholder is an "accredited investor", as that term is defined in Rule 501 of the Rules and Regulations, and has such knowledge and experience in financial and business matters that such Stockholder is capable of evaluating the risks and merits of an investment in the Torotel Shares. Such Stockholder is acquiring the Torotel Shares in the Merger for investment and not with a view to the sale thereof other than in compliance with the requirements of the Securities Act and applicable Blue Sky laws. Such Stockholder acknowledges that Torotel has made available to him or her the opportunity to ask questions and receive answers concerning the terms and conditions of the Plan and to obtain any additional information that Torotel is required to furnish under Regulation D of the Rules and Regulations.

     3.24 NO JOINDER. Such Stockholder has the requisite power to enter into this Agreement and perform his or her obligations hereunder (including without limitation to sell and deliver the Company Shares), and no other Person's joinder as a party hereto is necessary therefor pursuant to any community property laws or otherwise, and there is no restriction on the power of such Stockholder to sell and deliver the Company Shares pursuant to any partnership agreement,

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voting trust agreement, irrevocable proxy, shareholders' agreement, trust, estate planning or other similar document or any prenuptial or post-nuptial agreement or arrangement.

     3.25 TITLE TO SHARES. Such Stockholder is the holder of record and owns beneficially all of the Company Shares identified as owned by such Stockholder on Exhibit 3.2, and owns such Company Shares free and clear of all liens, security interests, encumbrances and restrictions, other than restrictions contemplated by this Agreement. Stockholder is not a party to any voting trust, proxy or other agreement with respect to the voting of any of the Company Shares.

4. ADDITIONAL OBLIGATIONS AND COVENANTS OF THE COMPANY AND STOCKHOLDER. The Stockholders hereby covenant and agree to do, or to cause the Company to do, the following:

     4.1 CONDUCT OF BUSINESS. Between the date hereof and the Closing Date, the Stockholders will cause the Company to conduct is business in the ordinary course of business, consistent with past practices, and will preserve the organization of the Company intact and maintain the Company's relationships with its suppliers and customers.

     4.2 ACCESS AND INFORMATION. The Company and the Stockholders will afford to Torotel and Torotel's counsel, accountants and other representatives reasonable access, throughout the period from the date hereof to the Closing Date, to all of the Company's properties, books, contracts, commitments, and records and shall furnish Torotel during such period with all information that Torotel reasonably may request.

     4.3 EFFORTS TO SATISFY CONDITIONS. The Company and the Stockholders shall use their reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent to Torotel's obligations under this Agreement, to the extent that their action or inaction can control or influence the satisfaction of such conditions.

     4.4 CONFIDENTIALITY. The Company and the Stockholders will keep confidential and will not disclose any information disclosed to them by Torotel hereunder (other than information which is readily ascertainable from public or trade sources or is independently developed or is obtained from third parties without such persons' breaching any duty owed Torotel) to third parties. In addition, the Company and the Stockholders will not use any such information in their business or for any purpose other than evaluating the transactions contemplated by this Agreement.

5. REPRESENTATIONS AND WARRANTIES OF TOROTEL. Torotel hereby represents and warrants the following:

     5.1  ORGANIZATION AND GOOD STANDING.

          5.1.1 Torotel is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. Torotel has corporate power and authority to carry on its business as presently conducted and is qualified to do business in every jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it or both require qualification and failure to be so qualified would have a Material Adverse Effect.

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          5.1.2 Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, which was organized for the purpose of acquiring the Company and has conducted no business since its organization.

     5.2  CAPITAL STOCK.

          5.2.1 The authorized capital stock of Torotel consists of 6,000,000 shares of Common Stock, $.01 par value per share, of which 2,811,590 shares were issued and outstanding and 71,205 shares were held in treasury on February 28, 2002. The authorized capital stock of Newco consists of 1,000 shares of voting common stock, no par value, of which 1,000 shares are issued and outstanding and held by Torotel on the date hereof.

          5.2.2 Except as set forth in the Torotel Reports and on EXHIBIT 5.2,
(a) there are no options, warrants, subscriptions or other rights outstanding for the purchase of, or any securities convertible into, capital stock of the Torotel, (b) no shares of Torotel are held as treasury stock, and (c) there are no agreements, commitments or understandings of any nature whatsoever that, directly or indirectly, relate to the voting, transfer or control of any shares of the capital stock of Torotel.

     5.3 TOROTEL SUBSIDIARIES. Each subsidiary of Torotel that is a "significant subsidiary," as defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations (each a "TOROTEL SUBSIDIARY" and collectively the "TOROTEL SUBSIDIARIES"), is duly organized and in good standing under the laws of the jurisdiction in which it was incorporated or organized, has full corporate power and authority to carry on its business as now conducted by it and is entitled to own or lease and operate its properties and assets now owned or leased and operated by it. Each Torotel Subsidiary is duly qualified and in good standing as a foreign corporation or other entity in each jurisdiction where the character or location of the assets owned by it or the nature of the business transacted by it require such qualification, except where failure to be so qualified would not have a Material Adverse Effect.

     5.4 AUTHORITY. Each of Torotel and Newco has the full corporate power and authority to execute and deliver the Merger Agreements, to perform the obligations and covenants set forth therein and to consummate the Merger and the other transactions contemplated thereby. The execution and delivery of the Merger Agreements by Torotel and the consummation of the transactions contemplated thereby have been duly authorized by the Boards of Directors of Torotel and Newco and by Torotel in its capacity as the sole stockholder of Newco. No vote of the stockholders of Torotel or further corporate action is necessary on the part of Torotel or Newco to make this Agreement valid and binding upon Torotel and Newco in accordance with its terms. This Agreement has been duly executed and delivered by Torotel and Newco and constitutes the valid and binding agreement of each of them, enforceable against them in accordance with its terms, and when the Articles of Merger has been duly executed and delivered, it will constitute the valid and binding agreement of Newco, enforceable against Newco in accordance with its terms.

     5.5 NO VIOLATION. The execution, delivery and performance of this Agreement by Torotel and Newco (a) are not contrary to the Articles of Incorporation or Bylaws of Torotel or of

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Newco and (b) will not result in a violation of any provision or constitute a default or give any party a right to accelerate the due date of any indebtedness under any indenture, mortgage, deed of trust or other contract or agreement to which Torotel or Newco is a party or by which Torotel or Newco is bound.

     5.6 TOROTEL REPORTS. Torotel has delivered to the Stockholders copies of Torotel's Annual Reports on Form 10-KSB for the years ended April 30, 1999, 2000 and 2001, Torotel's Quarterly Reports on Form 10-QSB for the quarters ended July 31, 2001, October 31, 2001 and January 31, 2002, and Torotel's definitive Proxy Statement dated August 17, 2001, for its Annual Meeting of Stockholders held on September 17, 2001. All of said documents and all periodic reports filed by Torotel with the Commission after the date hereof are called the "TOROTEL REPORTS" herein. The Torotel Reports have been or will be duly and timely filed with the Commission and are or will be when filed in compliance with the Rules and Regulations. As of their respective dates, none of the Torotel Reports contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     5.7 TOROTEL FINANCIAL STATEMENTS. The financial statements contained in the Torotel Reports (the "TOROTEL FINANCIAL STATEMENTS") filed on or before the date hereof have been prepared in accordance with the books and records of Torotel and its subsidiaries and in accordance with generally accepted accounting principles consistently applied during the periods indicated, all as more particularly set forth in such financial statements and the Notes thereto. Each of the balance sheets included in the Torotel Financial Statements presents fairly as of its date the consolidated financial condition and assets and liabilities of Torotel and its subsidiaries. Except as and to the extent reflected or reserved against in such balance sheets (including the Notes thereto), Torotel (including its subsidiaries) did not have, as of the dates of such balance sheets, any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles. The consolidated statements of earnings and stockholders' equity and consolidated statements of changes in financial position included in the Torotel Financial Statements present fairly the results of operations and changes in financial position of Torotel and its subsidiaries for the periods indicated.

     5.8 ABSENCE OF CERTAIN CHANGES. Since October 31, 2001, there has not been any material adverse change in the results of operations, financial condition, liquidity, assets, properties, business or prospects of Torotel and its subsidiaries, taken as a whole.

     5.9 ISSUANCE OF STOCK. Torotel has reserved for issuance the Torotel Shares, and the Torotel Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and, assuming the accuracy of the representations and warranties of the Stockholders set forth in Section 3.23, will be issued in compliance with all federal and state securities laws.

     5.10 CONSENTS. No authorizations, approvals or consents of any person or Government Body are required for consummation by Torotel of the transactions contemplated by this

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Agreement, except for the filing of the Articles of Merger as required by the
NGCL and the CGCL.

     5.11 NO LITIGATION. Except as disclosed in the Torotel Reports, (a) there are no actions, suits or proceedings (whether or not purportedly on behalf of Torotel or any Torotel Subsidiary) pending or, to the best knowledge of Torotel, threatened against or affecting Torotel or any Torotel Subsidiary, at law or in equity or before or by any Government Body and (b) to the best knowledge of Torotel, neither Torotel nor any Torotel Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or award of any Government Body.

     5.12 TAXES.

          5.12.1 Torotel has filed all Tax Returns required to be filed by it by the date hereof. All Taxes imposed by the United States and by any other state, municipality, subdivision, or other taxing authority, which are due and payable by Torotel or any Torotel Subsidiary have been paid in full or are adequately provided for by reserves reflected on the latest balance sheet included in the Torotel Financial Statements. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Taxes owed by Torotel or any Torotel Subsidiary.

          5.12.2 All contributions due from Torotel or any Torotel Subsidiary pursuant to any unemployment insurance or workers compensation laws and all sales or use Taxes which are due or payable by Torotel or any Torotel Subsidiary have been paid in full. Torotel and each Torotel Subsidiary has withheld and paid to, or will cause to be paid to, the appropriate taxing authorities all amounts required to be withheld from the wages of its employees under state law and the applicable provisions of the Code.

     5.13 NO LABOR PROBLEMS. Neither Torotel nor any Torotel Subsidiary has been charged with any unresolved unfair labor practices and there are no material controversies pending or threatened between Torotel or any Torotel Subsidiary and any of its employees. To Torotel's knowledge, Torotel and each Torotel Subsidiary has complied in all material respects with all laws relating to wages, hours, collective bargaining and similar employment matters the noncompliance with which would have a Material Adverse Effect, and Torotel and each Torotel Subsidiary has paid all social security and similar Taxes that are due and payable and is not liable for any arrears or wages or any Taxes or material penalties for failure to comply with any of the foregoing.

     5.14 NO MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty by Torotel or Newco in this Agreement, and no exhibit or schedule furnished or to be furnished to the Company or the Stockholders pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements or facts contained herein or therein, in the light of the circumstances under which they were made, not misleading.

     5.15 COMPLIANCE WITH LAW. Except as disclosed in the Torotel Reports, Torotel and each Torotel Subsidiary has operated its business in compliance in all material respects with all

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material federal and state statutes, rules and regulations, including but not limited to environmental and federal aviation laws, applicable to it and its assets.

     5.16 INTELLECTUAL PROPERTY. Torotel and each Torotel Subsidiary is the owner of all patents, trademarks, trade names, service marks and other intellectual property rights used in its business. Neither Torotel nor any Torotel Subsidiary has received any notice of any claim of infringement or any other claim or proceeding relating to any such intellectual property right used in its business, and, to the Knowledge of Torotel, there is no basis for any such claim.

     5.17 LICENSES AND PERMITS. Torotel and each Torotel Subsidiary has obtained all material Licenses, permits, certificates, consents, rights and privileges necessary or appropriate to the conduct of its business. All of such Licenses are valid and in full force now and will not be rendered invalid as a result of the consummation of the transactions contemplated by this Agreement.

     5.18 PRODUCTS LIABILITY. To the best knowledge of Torotel, no state of facts or the occurrence of any event exists to form the basis of any present claim against Torotel or any Torotel Subsidiary for product liability on account of any express or implied warranty which is not fully covered by insurance.

     5.19 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the Torotel Financial Statements or on EXHIBIT 5.19, neither Torotel nor any Torotel Subsidiary will have on the Closing Date, and none of their properties will then be subject to, any debts, liabilities or obligations of any nature based on facts existing or events occurring before the Closing Date, whether or not such debts, liabilities or obligations are required to be shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles, except for current liabilities incurred in the ordinary course of business consistent with past practices since the date of the Torotel Financial Statements. To the best knowledge of Torotel, there are no claims pending or threatened against Torotel or any Torotel Subsidiary asserting the existence of any such debt, liability or obligation that is not reflected on the Torotel Financial Statements.

6. ADDITIONAL OBLIGATIONS AND COVENANTS OF TOROTEL AND NEWCO. Torotel and Newco, jointly and severally, hereby covenant and agree as follows:

     6.1 CONDUCT OF BUSINESS. Between the date hereof and the Closing Date, Torotel will, and will cause each Torotel Subsidiary to, conduct is business in the ordinary course of business, consistent with past practices, and will preserve the organization of Torotel and each Torotel Subsidiary intact and maintain Torotel's and each Torotel Subsidiary's relationships with its suppliers and customers.

     6.2 ACCESS AND INFORMATION. Torotel will afford to the Stockholders and their counsel, accountants and other representatives reasonable access, throughout the period from the date hereof to the Closing Date, to all of the properties, books, contracts, commitments, and records of Torotel and the Torotel Subsidiaries, and shall furnish the Stockholders during such period with all information that the Stockholders reasonably may request.

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     6.3  EFFORTS. Torotel and Newco shall use reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent to the Company's and the Stockholders' obligations under this Agreement, to the extent that their action or inaction can control or influence the satisfaction of such conditions.

     6.4 CONFIDENTIALITY. Torotel and Newco will keep confidential and will not disclose any information disclosed to them by the Stockholders or the Company hereunder (other than information which is readily ascertainable from public or trade sources or is independently developed or is obtained from third parties without such persons' breaching any duty owed to the Company) to third parties. In addition, Torotel and Newco will not use any such information in their business or for any purpose other than evaluating the transactions contemplated by this Agreement unless and until the Closing occurs.

7. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligations of each party to consummate the Plan shall be subject to the satisfaction at or before the Effective Time of each of the following conditions, except to the extent the parties may waive any of such conditions in writing:

     7.1 GOVERNMENT BODY CONSENTS. All consents, authorizations, orders and approvals of (or filings or registrations with) any Government Body required in connection with the execution, delivery and performance of this Agreement, including the Merger and the issuance of the Torotel Shares, shall have been obtained or made, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Material Adverse Effect following the Closing.

     7.2 INJUNCTION. There shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by any Government Body to the effect that the Plan may not be consummated as herein provided, no proceeding or lawsuit shall have been commenced by any Government Body for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice shall have been received from any Government Body indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated by this Agreement.

     7.3 ADVERSE ACTION. No bona fide action or proceeding shall be pending or threatened against any of Torotel, Newco, the Company or Stockholder, where, in the written opinion of independent legal counsel, an unfavorable judgment, decree or order would prevent or make unlawful the carrying out of the transactions contemplated by this Agreement or would compel Torotel's divestiture of all or any part of the Company Shares or all or a material portion of the properties or assets of the Company.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF TOROTEL AND NEWCO. The obligations of Torotel and Newco to consummate the Plan and issue the Torotel Shares are subject to the satisfaction of each of the additional following conditions at or prior to the Effective Time, unless waived in writing by Torotel:

     8.1 ACCURACY OF WARRANTIES AND REPRESENTATIONS. The representations and warranties of the Company and the Stockholders herein shall be true and correct in all material respects on

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and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and the Company and the Stockholders shall perform or shall have performed in all material respects all covenants required by this Agreement to be performed by them at or prior to the Closing.

     8.2 NO MATERIAL ADVERSE CHANGE. There shall have been no changes after December 31, 2001, in the results of operations, assets, liabilities, financial condition or affairs of the Company which in their total effect have a Materially Adverse Effect.

     8.3 SUITABILITY OF FINANCIAL STATEMENTS. Torotel shall have been advised in writing by Grant Thorton LLP (a copy of which shall be sent to the Company and the Stockholders) that the Company Financial Statements can be audited in accordance with generally accepted auditing standards without unreasonable expense and that, when audited, they will be suitable or readily adaptable for incorporation in registration statements and annual and other reports to be filed by Torotel with the Commission.

     8.4 MANUFACTURING AGREEMENT. The Manufacturing Agreement between the Surviving Corporation and Ferrodyne Corporation, d/b/a Magnetika West, Inc., a California corporation ("MAGNETIKA"), substantially in the form of EXHIBIT 8.4 attached hereto, shall have been executed and delivered by the parties thereto and shall be in full force and effect. Under the terms of the Manufacturing Agreement, Magnetika will agree, among other things, to maintain all product liability insurance for listed part numbers covered by the Manufacturing Agreement.

     8.5 OTHER LEGAL MATTERS. All legal matters in connection with this Agreement and the transactions contemplated hereby shall have been approved by counsel for Torotel, and there shall have been furnished to such counsel by the Company certified copies of such corporate records of the Company and copies of such other documents as such counsel may reasonably have requested for such purpose.

9. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY AND THE STOCKHOLDERS. The obligations of the Company and the Stockholders to consummate the Plan are subject to the satisfaction of each of the following additional conditions at or prior to the Effective Time, unless waived in writing by the Company and the
Stockholders:

     9.1 ACCURACY OF WARRANTIES AND REPRESENTATIONS. The representations and warranties of Torotel contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and Torotel shall perform or shall have performed in all material respects all of the covenants required by this Agreement to be performed by it on or before the Closing.

     9.2 NO MATERIAL ADVERSE CHANGE. There shall have been no changes since October 31, 2001, in the results of operations, assets, liabilities, financial condition or affairs of Torotel and its subsidiaries, taken as a whole, which in their total effect have a Material Adverse Effect.

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     9.3  REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement
between Torotel and the Stockholders, substantially in the form of EXHIBIT 9.3 attached hereto, shall have been executed and delivered by the parties thereto and shall be in full force and effect.

     9.4 OTHER LEGAL MATTERS. All legal matters in connection with this Agreement and the transactions contemplated hereby shall have been approved by counsel for the Company and Stockholder, and there shall have been furnished to such counsel by Torotel certified copies of such corporate records of Torotel and copies of such other documents as such counsel may reasonably have requested for such purpose.

10. SURVIVAL OF REPRESENTATIONS. The representations, warranties and covenants made herein shall survive the consummation of the Merger and the transactions contemplated hereby and continue in force and effect until the 18-month anniversary of the Closing; provided, however, that (a) the representations, warranties and covenants regarding tax matters and compliance with laws shall survive until the expiration of any applicable statute of limitations, and (b) the representations and warranties set forth in Sections 3.8 shall survive until the 36-month anniversary of the Closing. No party shall be entitled to recover against any other party for any misrepresentation or breach of warranty except to the extent that written notice of any such claim has been delivered to the party against whom recovery is sought within the applicable period setting forth in reasonable detail and specifying the nature of the claim being asserted.

11. CLOSING. The closing (the "CLOSING") of the transactions covered by this Agreement shall take place at 10:00 a.m., on March 29, 2002, at Ervin, Cohen & Jessup LLP, 9401 Wilshire Boulevard, 9th Floor, Beverly Hills, California 90212, or such other time and place as to which the parties may agree. Regardless of the actual time of the Closing, the Closing shall be deemed to have occurred effective at the opening of business on the day the Closing occurs. If the conditions specified in this Agreement have not been fulfilled by that date, any party may postpone the Closing for the minimum reasonably necessary period or periods, in any event not exceeding an aggregate of 30 days, by written notice to the other parties. Any party exercising such right shall deliver written notice to the other parties specifying in reasonable detail the condition which has not been fulfilled, and the other parties will have the right to cure or correct the matter within the 30-day period. The term "CLOSING DATE" herein shall mean the last date fixed by mutual agreement or otherwise under this Section.

12.  POST-CLOSING COVENANTS.

     12.1 COOPERATION AND ASSISTANCE. Upon request, each of the parties hereto shall cooperate with the other to the extent reasonably requested in furnishing information, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes involving the Company, the Stockholders, Torotel or Newco which are based upon contracts, arrangements or acts of the Stockholders or the Company or both which were in effect or occurred on or prior to the Closing.

     12.2 ACCESS TO RECORDS. The Stockholders shall be entitled, after the Closing, upon reasonable notice and during the regular business hours of Torotel, to have access to and to make copies of the business records of the Company which relate to periods prior to the Closing. Torotel shall retain such business records for a period of five (5) years following the Closing

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Date, after which time Torotel may destroy or otherwise dispose of such business records without the Stockholders' consent.

     12.3 BOARD OF DIRECTORS OF THE SURVIVING CORPORATION. Until the expiration of the Measurement Period, the Board of Directors of the Surviving Corporation shall consist of one person designated by Torotel and two persons designated by the Stockholders. Thereafter, the Board of Directors of Torotel shall appoint the Board of Directors of the Surviving Corporation. The initial members of the Board of Directors of the Surviving Corporation shall be Dale H. Sizemore, Basil
P. Caloyeras and Peter B. Caloyeras.

     12.4 TAX MATTERS.

          12.4.1 CURRENT TAX RETURNS. The Stockholders shall be responsible for the preparation and filing of all Tax Returns for all taxable periods that end on or before the Closing Date.

          12.4.2 REFUNDS AND CREDITS. Any refunds of Taxes and credits against Taxes (together in each case with any interest received or credited on or with respect to such refund or credit) attributable to any taxable period or portion thereof ending on or before the Closing Date shall be for the account of the Stockholders.

          12.4.3 COOPERATION. Torotel and the Stockholders shall cooperate in good faith with each other in a timely manner in the preparation and filing of any Tax Returns of the Company and the handling of any Tax claims or assessments and other Tax matters to which this Agreement relates, other than Tax claims or assessments and Tax matters solely involving Torotel and its subsidiaries other than the Company. Each party agrees to report and consistently treat the transactions contemplated by this Agreement as a tax-free reorganization under
Section 368(a)(2)(D) of the Code. Each party shall execute and deliver such powers of attorney and make available such other documents and such personnel as are necessary to carry out the intent of this Section 12.4.3.

     12.5 WARRANTY OBLIGATIONS. In accordance with the provisions of Section
3.19 hereof, the Stockholders, either directly or through the Company's subcontractor, Magnetika, will retain responsibility for any and all warranty claims relating to products produced, sold or shipped by the Company prior to Closing.

     12.6 INSURANCE TAIL COVERAGE. In accordance with the provisions of Section
3.22 hereof, but subject to the limitations on liability set forth in the second sentence of Section 13.3.3, the Stockholders, either directly or through the Company's subcontractor, Magnetika, will retain responsibility for any and all claims relating to product sold by the Company or actions taken by the Company prior to the Closing, and will obtain insurance tail coverage or other applicable insurance coverage to cover such claims.

     12.7 NON-BALLAST BUSINESS. The Stockholders will retain responsibility for any and all claims relating to the Company non-ballast business, and such claims shall not be subject to the limitations on liability set forth in the second sentence of Section 13.3.3 hereof.

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13.  INDEMNIFICATIONS.

     13.1 INDEMNIFICATION BY THE STOCKHOLDERS. Subject to the provisions of Sections 10 and 13.3, the Stockholders hereby agree to indemnify, defend, protect and hold harmless Torotel and its Affiliates against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) arising in connection with or resulting from (a) any breach of any warranty or representation made by the Company or the Stockholders under this Agreement, (b) all liabilities relating to the conduct of the Company's business prior to the Effective Time, including but not limited to liabilities relating to any product shipped by the Company prior to the Effective Time, and
(c) all liabilities relating to the Company's non-ballast business, which was discontinued by the Company prior to the date of this Agreement. Such indemnification shall be solely the responsibility of the Stockholders, and they shall not have any right to recover any portion of their liability from the Company, whether by right of indemnification, contribution or otherwise.

     13.2 INDEMNIFICATION BY TOROTEL. Subject to the provisions of Sections 10 and 13.3, Torotel hereby agrees to indemnify, defend, protect and hold harmless the Stockholders and their Affiliates against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) arising in connection with or resulting from (a) any breach of any warranty or representation made by Torotel under this Agreement and (b) all liabilities relating to the conduct of Surviving Corporation's business after the Effective Time, including but not limited to liabilities relating to any product shipped by the Surviving Corporation after the Effective Time. The rights to such indemnification shall accrue solely to the Stockholders, and the Company shall not have any interest therein.

     13.3 INDEMNIFICATION PROCEDURES AND LIMITATIONS. The following provisions shall apply to all indemnification and hold harmless provisions of this
Agreement:

          13.3.1 No party shall be required to indemnify another pursuant hereto unless the party seeking indemnification (the "INDEMNITEE") shall, with reasonable promptness, provide the other party (the "INDEMNITOR") with copies of any claims or other documents received and shall otherwise make available to the Indemnitor all material relevant information. The Indemnitor shall have the right to defend any such claim at its expense, with counsel of its choosing, and the Indemnitee shall have the right, at its expense, using counsel of its choosing, to join in the defense of any such claim. The Indemnitee's failure to give prompt notice or to provide copies of documents or to furnish relevant data shall not constitute a defense in whole or in part to any claim by the Indemnitee against the Indemnitor except to the extent that such failure by the Indemnitee shall result in a material prejudice to the Indemnitor.

          13.3.2 Except as hereinafter provided, neither party shall settle or compromise any such claim unless it shall first obtain the written consent of the other, which shall not be unreasonably withheld. The foregoing notwithstanding, if suit shall have been instituted against the Indemnitee and the Indemnitor shall have failed, after the lapse of a reasonable time after written notice to it of such suit, to take action to defend the same, the Indemnitee shall have the right to defend the claim (without limiting the right of the Indemnitor to participate in the defense) and to charge the Indemnitor with the reasonable cost of any such defense, including reasonable attorneys' fees, and the Indemnitee shall have the right, after notifying but without

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consulting the Indemnitor, to settle or compromise such claim on any terms reasonably approved by the Indemnitee.

          13.3.3 Except as herein provided, neither Torotel nor the Stockholders shall have any liability for breach of warranty or representation hereunder except to the extent that the amount of all valid claims for breach of warranty or representation against it hereunder exceeds an aggregate of $15,000. Except as herein provided, (a) except for liability for any breach of the warranty and representation set forth in Section 3.10 , the liability of each Stockholder for any breach of warranty or representation hereunder shall not exceed the aggregate value of the Torotel Shares for which the Company Shares owned by such Stockholder are exchanged in the Merger, for which purpose the Torotel Shares shall be valued at their "Closing Value" (as defined in Section 16). To the fullest extent permitted by law, the Stockholders may, at their election, satisfy any liability they may have hereunder by delivering to Torotel some or all of the Torotel Shares received by them in the Merger, valued at their Closing Value. Nothing contained herein shall relieve the Stockholders or Torotel of any liability they may have for any intentional breach of representation or warranty or for breach of any covenants or agreements made herein by such party.

          13.3.4 In determining the amount of any damage, loss, liability, cost or expense suffered by the Indemnitee which gives rise to liability of the Indemnitor hereunder, there shall be taken into account the amount of any Tax benefits actually realized by the Indemnitee and its Affiliates attributable to such damage, loss, liability, cost or expense or derived therefrom in the same or any past or subsequent taxable period, also taking into account the Tax treatment of the receipt by the Indemnitee of any payment from the Indemnitor.

     13.4 DISPUTE RESOLUTION; ARBITRATION. The parties desire to finally resolve any and all issues and disputes arising out of or related to this Agreement or its alleged breach as promptly as practicable and, in any event, within the survival period specified in Section 10. Torotel and the Stockholders shall first attempt diligently to resolve any such issue or dispute. They may, if they desire, attempt to mediate the dispute and shall, if they choose, do so in accordance with the Commercial Mediation Rules of the American Arbitration Association ("AAA"), either as written or as modified by mutual agreement. A written agreement to undertake mediation may be made at any time. If arbitration proceedings have been instituted, they shall be stayed until the mediation process is terminated. Any dispute arising out of or related to this Agreement or its alleged breach that cannot be resolved by mutual agreement (including mutually agreed mediation) shall be resolved exclusively by final and binding arbitration, conducted as expeditiously as possible in the City of Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator or arbitrators shall be final, conclusive and binding on all parties. The arbitrators shall prepare an award in writing which reflects the final decision of the arbitrators and a copy of such award shall be delivered to each party to the arbitration. Nothing in this Agreement shall be interpreted to limit any party's right to pursue preliminary or provisional equitable relief pending the arbitration award, including specific performance or a temporary restraining order or preliminary injunctive relief, from a court of competent jurisdiction at any time.

14. TERMINATION. In addition to any party's right to terminate this Agreement if any condition precedent to its obligations is not satisfied at or before the Closing, either Torotel or the

Company and the Stockholders may forthwith terminate this Agreement: (a) subject to clause (b) below, without liability to the other of them if a bona fide action or proceeding (by and at the sole instance of a party or parties not an Affiliate or Affiliates of Torotel or the Company) shall be pending against either party on the date hereof wherein an unfavorable judgment, decree or order would prevent or make unlawful the carrying out of the transactions contemplated by this Agreement; or (b) without prejudice to other rights and remedies which either party may have, if a material default shall be made by the other of them in the observance or in the due and timely performance of its covenants and agreements herein contained, or if there shall have been a material breach of the warranties and representations herein contained.

15. NOTICES. Any and all notices, demands, requests or other communications hereunder shall be in writing and shall be deemed duly given when personally delivered to or transmitted by overnight express delivery or by facsimile to and received by the party to whom such notice is intended, or in lieu of such personal delivery or overnight express delivery or facsimile transmission, three
(3) business days after deposit in the United States mail, first-class, certified or registered, postage prepaid, return receipt requested, addressed to the applicable party at the address provided below. The parties may change their respective addresses for the purpose of this Section 16 by giving notice of such change to the other party in the manner which is provided in this Section 16.

     The Company or the Stockholders:   Basil P. Caloyeras
                                        Electronika, Inc.
                                        2041 W. 139th Street
                                        Gardena, CA 90249
                                        Facsimile No.: 310-527-8101

     Copy to:                           Howard Z. Berman, Esq.
                                        Ervin, Cohen & Jessup LLP
                                        9401 Wilshire Boulevard, 9th Floor
                                        Beverly Hills, CA 90212
                                        Facsimile No.: 310-859-2325

     Torotel:                           Torotel, Inc.
                                        13402 South 71 Highway
                                        Grandview, MO 64030
                                        Attention: Dale H. Sizemore, Jr.,
                                                   President
                                        Facsimile No.: 816-763-2278

     Copy to:                           Victoria R. Westerhaus, Esq.
                                        Shook, Hardy & Bacon L.L.P.
                                        1010 Grand Blvd., 5th Floor
                                        Kansas City, MO 64106
                                        Facsimile No.: 816-842-3190

16. CERTAIN DEFINITIONS. As used herein, the following terms (whether used in the singular or the plural) have the following meanings:

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person and, without limiting the generality of the foregoing, includes (a) any director or officer of such Person or of any Affiliate of such Person, (b) any such director's or officer's Family Members, (c) any group, acting in concert, of one or more of such directors, officers or Family Members, and (d) any Person controlled by any such director, officer, Family Member or group which beneficially owns or holds 25% or more of any class of equity securities or profits interest. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

     "CLOSING VALUE" means the average of the closing prices of Torotel's Common Stock as reported on the OTC Bulletin Board website (or any other exchange on which the Torotel Common Stock is then traded or quoted), for the five trading days immediately preceding the trading day prior to the date of the Closing.

     "COMMISSION" means the U.S. Securities and Exchange Commission.

     "GOVERNMENT BODY" means any domestic or foreign federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or other body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

     "KNOWLEDGE OF THE COMPANY AND THE STOCKHOLDERS" (and similar terms such as "TO THE BEST KNOWLEDGE OF THE COMPANY AND THE STOCKHOLDERS") means (a) the actual knowledge of Basil P. Caloyeras, Peter B. Caloyeras or any other executive officer of the Company and (b) facts which should have been known by any such person through the exercise of such person's normal duties.

     "KNOWLEDGE OF TOROTEL" (and similar terms such as "TO THE BEST KNOWLEDGE OF TOROTEL") means (a) the actual knowledge of any executive officer of Torotel or any Torotel Subsidiary and (b) facts which should have been known to any such person through the exercise of such person's normal duties.

     "MAGNETIKA" means Ferrodyne Corporation, d/b/a "Magnetika West, Inc., a California corporation".

     "MAGNETIKA AGREEMENT" means that certain Manufacturing Agreement effective August 1, 1998 by and between the Company (as successor in interest to Caloyeras, Inc., d/b/a "Electronika", a California corporation) and Magnetika.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, results of operations, business or prospects of the entity referred to (i.e., the Company or Torotel) and its subsidiaries (i.e., the Torotel Subsidiaries), taken as a whole.

     "NET SALES" means the total sales, less returns, of the products described on EXHIBIT 16, as determined in accordance with generally accepted accounting principles consistently applied and in accordance with past practices.

     "PERSON" or "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a Government Body.

     "RULES AND REGULATIONS" means the rules and regulations adopted by the Securities and Exchange Commission under the Securities Act and the Securities Exchange Act of 1934.

     "TAX" (including with correlative meaning, the terms "TAXES" and "TAXABLE") means any income, gross receipts, ad valorem, premium, excise, value-added, sales, use, transfer, franchise, license, severance, stamp, occupation, service, lease, withholding, employment, payroll, premium, property or windfall profits tax, alternative or add-on-minimum tax, or other tax, fee or assessment, together with any interest and any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax.

     "TAX RETURN" means any return, report, statement, information statement and the like required to be filed with any authority with respect to Taxes.

17. ASSIGNMENT. Rights hereunder shall not be assignable and duties hereunder shall not be delegable by the Company, the Stockholders, Torotel or Newco without the prior written consent of the other; consent may be withheld for any reason or without reason. Nothing contained in or implied from this Agreement is intended to confer any rights or remedies upon any Person other than the parties hereto and their successors in interest and permitted assignees, unless expressly stated herein to the contrary.

18. APPLICABLE LAW; JURISDICTION. The provisions of this Agreement and all rights and obligations hereunder and under all documents, instruments and agreements executed under or in connection with this Agreement shall be governed and construed in accordance with the internal laws of the State of Missouri applicable to contracts made and to be wholly performed within said State. Notwithstanding the foregoing, the state and federal courts located in the City of Los Angeles, California shall be the only proper forum for disputes hereunder.

19. ACCOUNTANTS' AND ATTORNEYS' FEES; EXPENSES. Torotel, the Company and the Stockholders shall each pay their own accountants' and attorneys' fees, and all other costs related to the execution and delivery of this Agreement and the consummation of the Plan. In any litigation or arbitration with respect to any instrument, document or agreement made under or in connection with this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees.

20. SUCCESSORS AND ASSIGNS. All covenants, representations, warranties and agreements of the parties contained herein shall be binding upon and inure to the benefit of the parties, their respective heirs, personal representatives and permitted successors and assigns.

21. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by any party by delivery of a facsimile signature, which signature shall have the same force and effect as an original signature. Any party which delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other party(ies); provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile.

22. HEADINGS; SEVERABILITY. Captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it. The provisions of this Agreement are severable, and, if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions, to the extent enforceable, shall nevertheless be binding and enforceable upon the parties.

23. AMENDMENTS. No provision or term of this Agreement or any agreement contemplated herein between the parties hereto may be supplemented, amended, modified, waived or terminated except in a writing duly executed by the party to be charged.

24. WAIVERS. At any time prior to the Closing, the parties hereto, may, to the extent legally permitted: (i) extend the time for the performance of any of the obligations or other acts or any other party; (ii) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document or certificate delivered pursuant hereto; (iii) waive compliance or performance by any other party with any of the covenants, agreements or obligations of such party contained herein; and (iv) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

25. ENTIRE AGREEMENT. All schedules, exhibits and financial statements provided for herein are a part of this Agreement. This Agreement and the other agreements and documents provided for in this Agreement comprise the entire agreement of the parties and supersede all earlier understandings of the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

TOROTEL:                                     THE COMPANY:

TOROTEL, INC.                                ELECTRONIKA, INC.

By: /s/ Dale H. Sizemore                     By: /s/ Basil Caloyeras
    -----------------------------------          -------------------------------
    Dale H. Sizemore, Chairman of the Board      Basil Caloyeras, President
    President and Chief Executive Officer

NEWCO:                                       THE STOCKHOLDERS:

ELECTRONIKA, ACQUISITION CORP.

By: /s/ Dale H. Sizemore                     /s/ Basil P. Caloyeras
    -----------------------------------      -----------------------------------
    Dale H. Sizemore, President and          BASIL P. CALOYERAS
    Secretary

                                             /s/ Aliki S. Caloyeras
                                             -----------------------------------
                                             ALIKI S. CALOYERAS

                                             /s/ Alexandra Z. Caloyeras
                                             -----------------------------------
                                             ALEXANDRA Z. CALOYERAS

                                    EXHIBIT A

                               ARTICLES OF MERGER
                                       OF
                                ELECTRONIKA, INC.
                           (A CALIFORNIA CORPORATION)
                                      INTO
                          ELECTRONIKA ACQUISITION CORP.
                             (A NEVADA CORPORATION)

     Pursuant to Sections 92A.190 and 92A.200 of the Nevada General Corporation Law ("NGCL") and Sections 1101 and 1108 of the California General Corporation Law ("CGCL"), the undersigned corporations certify the following:

     1. That Electronika Acquisition Corp., a Nevada corporation ("Acquisition"), and Electronika, Inc., a California corporation
("Electronika"), are hereby merged and that Acquisition is the surviving corporation.

     2. That the stockholders and Board of Directors of Electronika, by unanimous written consents dated March 18, 2002 approved the Agreement and Plan of Reorganization (the "Plan") in the manner prescribed by Section 1101 of the CGCL.

     3. That the stockholders and Board of Directors of Acquisition, by unanimous written consents dated March 14, 2002 approved the Plan in the manner prescribed by Section 92A.120 of the NGCL.

     4. That the laws of the state under which each of the above-named corporations was organized permit such a merger and each of the above-named corporations has complied with the laws of that state in effecting the merger.

     5. That the complete and executed Plan is on file at the registered office of Acquisition.

     6. That the Articles of Incorporation of Acquisition shall be amended to read as follows:

          "1.  NAME. The name of the corporation is Electronika, Inc."

     IN WITNESS WHEREOF, these Articles of Merger have been executed, signed and acknowledged by the above-named corporations this 2nd day of April, 2002.

                              ELECTRONIKA ACQUISITION CORP.

                              By: /s/ Basil P. Caloyeras
                                  ------------------------------
                                  Basil P. Caloyeras
                                  President

                              By: /s/ James Serrone
                                  ------------------------------
                                  James Serrone
                                  Secretary

                              ELECTRONIKA, INC.

                              By: /s/ Basil P. Caloyeras
                                  ------------------------------
                                  Basil P. Caloyeras
                                  President

                              By: /s/ W. Edgar Jessup, Jr.
                                  ------------------------------
                                  W. Edgar Jessup, Jr.
                                  Assistant Secretary

                                   EXHIBIT 3.2

                                  STOCKHOLDERS

NAME                         NUMBER OF SHARES
----                         ----------------

Basil P. Caloyeras            333 1/3 shares

Aliki S. Caloyeras            333 1/3 shares

Alexandra Z. Caloyeras        333 1/3 shares
                              --------------

     Total                    1,000 shares

                                   EXHIBIT 3.5

                        ELECTRONIKA FINANCIAL STATEMENTS

To be included in a subsequent filing on Form 8-K.

                                   EXHIBIT 3.6

                                    CONTRACTS

1. Manufacturing Agreement effective August 1, 1998 by and between the Company (as successor in interest to Caloyeras, Inc., d/b/a "Electronika", a California corporation) and Ferrodyne Corporation, d/b/a "Magnetika West, Inc., a California corporation".

2. Current open purchase orders have been omitted from this filing due to the sensitive nature of the information.

                                   EXHIBIT 3.7

                            OUTSTANDING INDEBTEDNESS

None.

                                  EXHIBIT 3.17

                        ELECTRONIKA INTELLECTUAL PROPERTY

1. All intellectual property rights associated with the designs for the ballast transformer products listed on Exhibit 3.16, including without limitation the designs, drawings specifications and plans associated therewith.

                                  EXHIBIT 3.18

                              ELECTRONIKA LICENSES

None.

                                  EXHIBIT 3.19

                          ELECTRONIKA PRODUCT WARRANTY

     The Company, through its subcontractor, Magnetika, warrants its products against all defects in material and workmanship for 1,800 operational hours or one year, whichever occurs first.

                                   EXHIBIT 5.2

                       TOROTEL EXCEPTIONS TO CAPITAL STOCK

     Torotel has issued 40,000 Options on November 9, 2001 under the Torotel Incentive Compensation Plan to H. James Serrone. The following is the Resolution adopted by the Compensation Committee:

     RESOLVED, that H. James Serrone hereby be granted Incentive Stock Options under the TOROTEL 1994 Incentive Compensation Plan in the amount of 40,000 shares at yesterdays closing price of $.37/share. Said options to vest 50% on May 1, 2002 and the balance on May 1, 2003.

                                  EXHIBIT 5.19

                         TOROTEL UNDISCLOSED LIABILITIES

     Employment Agreement dated as of March 20, 2002, between Torotel Inc. and
H. James Serrone, Chief Financial Officer and General Manager.

     Employment Agreement dated as of March 20, 2002, between Torotel Inc. and Dale H. Sizemore, Jr., Chief Executive Officer.

                                   EXHIBIT 8.4

                             MANUFACTURING AGREEMENT

     THIS MANUFACTURING AGREEMENT (the "AGREEMENT") is made and entered into effective April 2, 2002 by and between Electronika, Inc., a Nevada corporation formerly known as Electronika Acquisition Corp. ("ELECTRONIKA"), and Ferrodyne Corporation, dba "Magnetika West, Inc." ("MAGNETIKA"), a California corporation, with reference to the following:

     A. Electronika is the owner of all right, title and interest in and to the designs, drawings, specifications, and intellectual property rights in and to certain ballast transformers and other electrical and magnetic components used in commercial aircraft as identified on EXHIBIT A hereto (the "ELECTRONIKA PRODUCTS"), and has delivered to Magnetika designs and drawings of the Electronika Products necessary for their manufacture and delivery.

     B. Magnetika over the past several years has successfully manufactured and delivered the Electronika Products on a contract basis to Electronika's customers. Magnetika and Electronika wish to continue this relationship under this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

     1.   CERTAIN ADDITIONAL DEFINITIONS.

          1.1 "CUSTOMERS" shall mean the party for whom specified Electronika Products are manufactured and delivered by Magnetika.

          1.2 "ORDER" shall refer to and mean the quantity and description of the Electronika Products requested by a Customer in accordance with the business practices customarily used by Magnetika and Electronika. The method for placing an order and its contents (including delivery schedules) shall be subject to change from time to time upon the mutual agreement of the parties.

     2. INTELLECTUAL PROPERTY RIGHTS OF ELECTRONIKA PRODUCTS. The parties agree that, as between themselves, Electronika owns all right, title and interest in and to the intellectual property rights of the Electronika Products, including without limitation, the exclusive manufacturing rights, designs, drawings, specifications, trade names and exclusive rights to sell.

     3. REQUIREMENTS, MANUFACTURE AND DELIVERY. Electronika agrees to order all of its Customer's requirements for Electronika Products from Magnetika except as may be changed by mutual agreement of the parties, and Magnetika will provide all necessary material, labor, testing, packaging and related services required to complete the manufacture and delivery of Electronika Products in accordance with each Customer order. Electronika agrees to pay therefore the Price as described below. Magnetika agrees that Peter B. Caloyeras will be available as a consultant to Electronika from time to time, as mutually agreed upon by Mr. Caloyeras and Electronika.

     4. QUANTITIES. Electronika will advise Magnetika at mutually acceptable time intervals and in accordance with existing practices of the quantities of Electronika Products to be manufactured and delivered provided that such quantities shall not exceed in any calendar year the quantities manufactured by Magnetika during the previous calendar year by more than a factor of two (2). Nevertheless, if Electronika shall require the manufacture and delivery of greater quantities, Electronika shall provide Magnetika the right of first refusal to manufacture and deliver such greater quantities on mutually acceptable terms. Upon any request by Electronika for the manufacture of such greater quantities, Magnetika shall respond to Electronika promptly; provided, that if Magnetika has not responded to Electronika within 20 days after any such request, Electronika shall be free to manufacture such greater quantities itself or to obtain the required additional quantities from other suppliers or manufacturers.

     5. PRICE AND PAYMENT. Electronika shall pay Magnetika for the manufacture, testing, packaging, delivery and related services covering Electronika Products, as follows: 40% of the net sales price of the Electronika Products, exclusive of taxes, duties, discounts, packing and shipping costs (the "PRICE"). The current Price for the Electronika Products is set forth on EXHIBIT A hereto, and such prices shall not be changed except upon the mutual agreement of the parties. Payments of the Price shall be made by Electronika to Magnetika within twenty (20) business days following receipt of a monthly invoice to be delivered by Magnetika to Electronika with respect to all shipments made by Magnetika during the previous month.

     6. ADDITIONAL MONTHLY PAYMENT. In addition to the payment of the Price as set forth in Section 5, Electronika shall pay to Magnetika on a monthly basis during the Term the sum of $2,500, regardless of whether any Electronika Products shall have been order or produced during such month. Such payment shall accompany the payment of the Price as set forth in Section 5. Notwithstanding the foregoing, if after the fifth (5th) anniversary of the date of this Agreement aggregate sales of the Electronika Products during any calendar quarter are less than $75,000, such additional monthly payment shall no longer be payable hereunder.

     7. WARRANTIES. Magnetika shall warrant the Electronika Products manufactured by it against all defects in material and workmanship for a period of one thousand eight hundred (1,800) operational hours or one (1) year, whichever occurs first; provided that, such warranties shall be limited to the replacement of defective parts or components and reshipment at no cost to Electronika or its Customers.

     EXCEPT AS SET FORTH ABOVE, MAGNETIKA SHALL NOT BE LIABLE FOR ANY EXPRESS OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NEITHER MAGNETIKA NOR ITS SUBSIDIARIES, SUPPLIERS, OFFICERS, DIRECTORS, AGENTS OR AFFILIATES SHALL BE LIABLE TO ELECTRONIKA OR ANY THIRD PARTY FOR SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR OTHER SIMILAR DAMAGES.

     8. TERM. This Agreement shall be for an initial term of ten (10) years and shall continue from year-to-year thereafter unless either party notifies the other party at least ninety (90) days prior to the expiration of the then current term of its intention to terminate this Agreement at the expiration of such term. Notwithstanding the foregoing, either party may terminate this Agreement upon thirty (30) days written notice to the other party upon the default of such other party of a material element of this Agreement, which default is not cured within such thirty (30) day period.

     9. COMPETITIVE PRODUCTS. Magnetika agrees that it will not, without the written consent of Electronika, manufacture or sell Electronika Products except under the terms of this Agreement and in no event, at any time, in violation of Electronika's intellectual property rights in the Electronika Products.

     10. INSURANCE. Magnetika shall pay for and maintain throughout the term an aviation products liability insurance policy from a carrier reasonably acceptable to Electronika with limits of liability of no less than $5,000,000 for each occurrence and in the aggregate (the "POLICY"). Electronika acknowledges and agrees that ACE USA Indemnity Insurance Company of North America, Magnetika's current insurance carrier, is an acceptable carrier. Magnetika shall cause, by endorsement to the Policy, Electronika to be named as an additional insured and loss payee beneficiary thereunder. Electronika shall upon request promptly receive certificates of insurance endorsed by the company(ies) that issued the Policy (or similar proof of insurance reasonably satisfactory to Electronika) and notices of renewal, significant modification and lapse. Magnetika shall provide thirty (30) days written prior notice to Electronika if any Policy is to be cancelled or substantially changed in relation to the coverage applicable to Electronika or in the case of non-renewal.

     11. ASSIGNABILITY. Without the express written consent of Electronika, Magnetika shall not assign, in whole or in part any of its rights or obligations under this Agreement. Electronika, nevertheless, shall have the right to assign its rights under this Agreement to any third person who agrees, in writing, to be bound by the terms of this Agreement.

     12.  GENERAL PROVISIONS.

          12.1 Section headings are provided for convenience of reference only and shall not be considered in the interpretation of this Agreement.

          12.2 Any consents, approvals or waivers relating to this Agreement shall be effective only if given in writing and executed by the duly authorized representative of the party to be charged.

          12.3 This Agreement and any amendments hereto in writing, shall constitute the entire agreement between the parties relating to the subject matter hereof, and shall supercede all prior written or oral negotiations, representations or agreements. No modification, change or amendment of this Agreement shall be binding on either party unless it is in writing and signed by both parties.

          12.4 Neither party shall be liable hereunder to the other for defaults or delays caused by circumstances beyond its reasonable control, including but not limited to, acts of god, weather, shortages of materials, wars, terrorism, riots, strikes, floods, labor disputes, accidents, and governmental restrictions; provided that, if any such delay shall continue for a period of sixty (60) days or more, either party shall have the right to terminate this Agreement by written notice to the other.

          12.5 Magnetika shall comply with all applicable customer requirements and all applicable federal, state and local rules and regulations.

     13. NOTICES. Any and all notices, demands, requests or other communications hereunder shall be in writing and shall be deemed duly given when personally delivered to or transmitted by overnight express delivery or by facsimile to and received by the party to whom such notice is intended, or in lieu of such personal delivery or overnight express delivery or facsimile transmission, three (3) business days after deposit in the United States mail, first-class, certified or registered, postage prepaid, return receipt requested, addressed to the applicable party at the address provided below. The parties may change their respective addresses for the purpose of this Section by giving notice of such change to the other party in the manner which is provided in this Section.

     Electronika:             Electronika, Inc.
                              c/o Torotel, Inc.
                              13402 South 71 Highway
                              Grandview, MO  64030
                              Attention: Dale H. Sizemore, Jr.
                              Facsimile No.: 816-763-2278

     Magnetika:               Basil P. Caloyeras
                              Magnetika, Inc.
                              2041 W. 139th Street
                              Gardena, CA 90249
                              Facsimile No.: 310-527-8101

     14. AMENDMENTS. The parties agree to enter into from time to time such amendments to this Agreement as shall be reasonably appropriate to facilitate the timely performance of Customer Orders.

     15. DISPUTE RESOLUTION; ARBITRATION. The parties desire to finally resolve any and all issues and disputes arising out of or related to this Agreement or its alleged breach as promptly as practicable. Electronika and Magnetika shall first attempt diligently to resolve any such issue or dispute. They may, if they desire, attempt to mediate the dispute and shall, if they choose, do so in accordance with the Commercial Mediation Rules of the American Arbitration Association ("AAA"), either as written or as modified by mutual agreement. A written agreement to undertake mediation may be made at any time. If arbitration proceedings have been instituted, they shall be stayed until the mediation process is terminated. Any dispute arising out of or related to this Agreement or its alleged breach that cannot be resolved by mutual agreement (including mutually agreed mediation) shall be resolved exclusively by final and binding arbitration, conducted as expeditiously as possible in the City of Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator or arbitrators shall be final, conclusive and binding on all parties. The arbitrators shall prepare an award in writing which reflects the final decision of the arbitrators and a copy of such award shall be delivered to each party to the arbitration. Nothing in this Agreement shall be interpreted to limit any party's right to pursue preliminary or provisional equitable relief pending the arbitration award, including specific performance or a temporary restraining order or preliminary injunctive relief, from a court of competent jurisdiction at any time.

     16. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, and all of which shall constitute one Agreement. This Agreement may be executed by any party by delivery of a facsimile signature, which signature shall have the same force and effect as an original signature. Any party which delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other parties; provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile.

     17. APPLICABLE LAW; JURISDICTION. The provisions of this Agreement and all rights and obligations hereunder and under all documents, instruments and agreements executed under or in connection with this Agreement shall be governed and construed in accordance with the internal laws of the State of California applicable to contracts made and to be wholly performed within said State. The state and federal courts located in the City of Los Angeles, California shall be the only proper forum for disputes hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

                                        ELECTRONIKA, INC.
                                        A NEVADA CORPORATION

                                        By: /s/ Basil P. Caloyeras
                                            ------------------------------------
                                            BASIL P. CALOYERAS, President

                                        FERRODYNE CORPORATION
                                        D/B/A MAGNETIKA WEST, INC.
                                        A CALIFORNIA CORPORATION

                                        By: /s/ Francis M. Ishida
                                            ------------------------------------
                                            FRANCIS M. ISHIDA, President

                                    EXHIBIT A

                              YEAR 2002 PRICE LIST

The current price list has been omitted from this filing due to the sensitive nature of the information.

                                   EXHIBIT 9.3

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered into as of April 2, 2002, by and among TOROTEL, INC., a Missouri corporation ("Parent"), and the stockholders of ELECTRONIKA, INC., a California corporation ("Subsidiary"), identified on EXHIBIT A attached hereto (the "Stockholders).

                                    RECITALS

     A. Parent, Electronika Acquisition Corp., a Nevada corporation and wholly owned subsidiary of Parent (now known as Electronika, Inc. or "Subsidiary"), Electronika, Inc., a California corporation ("Merger Sub"), and the Stockholders entered into an Agreement and Plan of Reorganization dated as of March 20, 2002 (the "Reorganization Agreement"), pursuant to which Merger Sub will merge with and into Subsidiary (the "Merger") and the Stockholders will receive shares of common stock of Parent ("Parent Common Stock") as Merger consideration on the closing date of the Reorganization Agreement transaction.

     B. Parent has agreed to provide the Stockholders with certain registration rights as more fully described herein.

                                    AGREEMENT

     The parties, intending to be legally bound, agree as follows:

     SECTION 1.     GENERAL.

          1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

               "REGISTRABLE SHARES" means the shares of Parent Common Stock issued to the Stockholders pursuant to the Agreement and any shares of Parent Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization; PROVIDED, HOWEVER, that Registrable Shares shall cease to be Registrable Shares when (i) a registration statement covering all such Registrable

Shares shall have become effective under the Securities Act, and such Registrable Shares shall have been disposed of in accordance with the Registration Statement, (ii) all such Registrable Shares may be transferred pursuant to Rule 144 under the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation ("Rule 144") in any single calendar quarter, or (iii) such securities shall have ceased to be outstanding. The Stockholders desiring to sell shares pursuant to Rule 144 shall provide such Rule 144 representation letters in usual and customary form as may reasonably be requested by Parent's counsel to provide such opinion.

               "REGISTRATION EXPENSES" shall mean all expenses incurred by Parent in complying with Sections 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Parent, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Parent which shall be paid in any event by Parent).

               "SEC" or "COMMISSION" means the Securities and Exchange
Commission.

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     SECTION 2.     REGISTRATION; RESTRICTIONS ON TRANSFER.

          2.1  REGISTRATION.

               (a) On or after April 2, 2003, upon receipt of a unanimous request from the Stockholders, Parent shall prepare and file with the SEC a Form S-3 registration statement (or, if Form S-3 is not then available to Parent, a registration statement on such other form as is then available to Parent for the registration for resale of the Registrable Shares) (the "Registration Statement"), covering the resale of up to Five Hundred Thousand (500,000) of the Registrable Shares. Parent shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing. Subject to the terms of this Agreement, Parent shall use commercially reasonable efforts to cause the Registration Statement to remain effective until the earlier of (i) the date on which all Registrable Shares covered by the Registration Statement have been sold to the public pursuant to the Registration Statement or (ii) 180 days after the Registration Statement becomes effective; PROVIDED, HOWEVER, that the reporting requirements of Rule 144(c) under the Securities Act have been satisfied (the "Registration Effective Period").

               (b) On or after April 2, 2004, upon the receipt of a unanimous request from the Stockholders, Parent shall prepare and file with the SEC a Registration Statement covering the resale of all remaining Registrable Shares. Parent shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing. Subject to the terms of this Agreement, Parent shall use commercially reasonable efforts to cause the Registration Statement to remain effective until the expiration of the Registration Effective Period.

               (c) If (but without any obligation to do so) Parent proposes to register (including for this purpose a registration effected by Parent for stockholders other than the Stockholders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than (i) a registration relating solely to the sale of securities to participants in a Parent stock plan or a transaction covered by Rule 145 under the Securities Act,
          (ii) a registration in which the only stock being registered is common stock issuable upon conversion of debt securities which are also being registered, or (iv) any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Shares), Parent shall, at such time, promptly give each Stockholder written notice of such registration. Upon the written request of each Stockholder given within twenty (20) days after mailing of such notice by Parent in accordance with Section 3.7, Parent shall cause to be registered under the Securities Act all of the Registrable Shares that each such Stockholder has requested to be registered; PROVIDED, HOWEVER, that if such registration occurs prior to April 2, 2003, the Stockholder shall be entitled to include in such registration no more than 500,000 of the Registrable Shares. In addition, if the total amount of securities, including Registrable Shares, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by Parent that the underwriters reasonably determine is compatible with the success of the offering, then Parent shall be required to include in the offering only that number of such securities, including Registrable Shares, which the underwriters reasonably determine will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Stockholders included in the offering be reduced below ten percent (10%) of the total amount of securities included in such offering.

          2.2 EXPENSES OF REGISTRATION. All Registration Expenses incurred by Parent in connection with any registration, qualification or compliance pursuant to Section 2.1 herein shall be borne by Parent.

          2.3 OBLIGATIONS OF PARENT. Whenever required to effect the registration of the Registrable Shares pursuant to Section 2.2, Parent shall, as expeditiously as reasonably possible: (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the Registration Effective Period.

               (b) Furnish to the Stockholders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

               (c) Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Stockholders; PROVIDED that Parent shall not be required in connection therewith or as a condition thereto to (i) qualify to do business as a foreign corporation in such states or jurisdictions, (ii) file a general consent to service of process in any such states or jurisdictions, or (iii) subject itself to taxation in any such state or jurisdiction by reason of such registration or qualification.

               (d) Notify each Stockholder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which such statements were made. Thereafter, Parent shall use commercially reasonable efforts to prepare and file with the SEC and furnish to each Stockholder as promptly as practicable a reasonable number of copies of a supplement to or an amendment of such prospectus or other such documents as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which such statements were made.

               (e) Use its best efforts to furnish, on the date that such Registrable Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing Parent for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of Parent, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

          2.4  DELAY OF REGISTRATION; FURNISHING INFORMATION.

               (a) No Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

               (b) It shall be a condition precedent to the obligations of Parent to take any action pursuant to Section 2.2 that the Stockholders shall furnish to Parent such information regarding themselves, the Registrable Shares held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Shares.

          2.5 INDEMNIFICATION. In the event any Registrable Shares are included in a registration statement under Section 2.1:

               (a) To the extent permitted by law, Parent will indemnify and hold harmless each Stockholder, the partners, officers and directors of each Stockholder, any underwriter (as defined in the Securities
          Act) for such Stockholder and each person, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by
          Parent: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or
          (iii) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and Parent will pay as incurred to each such Stockholder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED HOWEVER, that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent, which consent shall not be unreasonably withheld, nor shall Parent be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs (i) in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Stockholder, partner, officer, director, underwriter or controlling person of such Stockholder, or
          (ii) because of Stockholder's failure to send or give a copy of the final prospectus to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement was corrected in such final prospectus and such Stockholder received the final prospectus in sufficient time to reasonably make such delivery.

               (b) To the extent permitted by law, each Stockholder will indemnify and hold harmless Parent, each of its directors, its officers and each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter and any other Stockholder selling securities under such registration statement or any of such other Stockholder's partners, directors or officers or any person who controls such Stockholder, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Stockholder under an instrument duly executed by such Stockholder and stated to be specifically for use in connection with such registration; and each such Stockholder will pay as incurred any legal or other expenses reasonably incurred by Parent or any such director, officer, controlling person, underwriter or other Stockholder, or partner, officer, director or controlling person of such other Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined in a final, non-appealable decision that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Stockholder, which consent shall not be unreasonably withheld; and PROVIDED, FURTHER, that in no event shall any indemnity under this Section 2.5(b) exceed the net proceeds from the offering received by the Stockholder, except in the case of willful fraud by such Stockholder.

               (c)  Promptly after receipt by an indemnified party under this
          Section 2.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to both the indemnifying party and the indemnified party; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.5.

               (d) If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e)  The obligations of Parent and Stockholders under this
          Section 2.5 shall survive completion of any offering of Registrable Shares in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          2.6 RULE 144 REPORTING. With a view to making available to the Stockholders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Shares to the public without registration, Parent agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act;

               (b) File with the SEC, in a timely manner, all reports and other documents required of Parent under the Exchange Act; and

               (c) So long as a Stockholder owns any Registrable Shares, furnish to such Stockholder forthwith upon request: a written statement by Parent as to its compliance with the reporting requirements of said Rule 144 of the Securities Act and of the Exchange Act; a copy of the most recent annual or quarterly report of Parent; and such other reports and documents as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

     SECTION 3.     MISCELLANEOUS.

          3.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of Missouri as applied to agreements among Missouri residents entered into and to be performed entirely within Missouri.

          3.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Stockholder and the closing of the transactions contemplated hereby until the end of any applicable statute of limitations. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of Parent pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by Parent hereunder solely as of the date of such certificate or instrument.

          3.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Shares from time to time; PROVIDED, HOWEVER, that prior to the receipt by Parent of adequate written notice of the transfer of any Registrable Shares specifying the full name and address of the transferee, Parent may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

          3.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          3.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          3.6  AMENDMENT AND WAIVER.

               (a) Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Parent and the Stockholders owning of record at least 80% of the Registrable Shares then outstanding. Any amendment or waiver effected in accordance with this Section 3.6 shall be binding upon each Stockholder and Parent; PROVIDED, HOWEVER, that no such amendment or waiver shall disproportionately affect a Stockholder adversely without such Stockholder's consent. By acceptance of any benefits under this Agreement, the Stockholders hereby agree to be bound by the provisions hereunder.

               (b) Except as otherwise expressly provided, the obligations of Parent and the rights of the Stockholders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Shares.

          3.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or EXHIBIT A hereto or at such other address as such party may designate by ten
(10) days advance written notice to the other parties hereto.

          3.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          3.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. This Agreement may be executed by any party by delivery of a facsimile signature, which signature shall have the same force and effect as an original signature. Any party which delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other party(ies); provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile.

          3.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     This Registration Rights Agreement has been executed and delivered as of the date first stated above.

                              TOROTEL, INC.
                              13402 South 71 Highway
                              Grandview, Missouri 64030
                              Attn: Dale H. Sizemore, Jr.,
                                    President

                              By: /s/ Dale H. Sizemore, Jr.
                                  -----------------------------------

                              Printed Name: Dale H. Sizemore, Jr.
                                            -------------------------

                              Title: President
                                     --------------------------------
                              STOCKHOLDERS:

                              /s/ Basil P. Caloyeras
                              ---------------------------------------
                              BASIL P. CALOYERAS

                              /s/ Aliki S. Caloyeras
                              ---------------------------------------
                              ALIKI S. CALOYERAS

                              /s/ Alexandra Z. Caloyeras
                              ---------------------------------------
                              ALEXANDRA Z. CALOYERAS

                                    EXHIBIT A

                                  STOCKHOLDERS

Basil P. Caloyeras
c/o Magnetika, Inc.
2041 W. 139th Street
Gardena, CA 90249
Facsimile: 310-527-8101

Aliki S. Caloyeras
266 West 11th Street, Apt. 1RW
New York, NY 10014
Facsimile: 212-431-9613

Alexandra Z. Caloyeras
110 Sullivan Street, Apt. 4B
New York, NY 10012
Facsimile: 212-431-9613

                                   EXHIBIT 16

                              ELECTRONIKA PRODUCTS

BALLAST TRANSFORMERS FOR DC-8 AND DC-9 AIRCRAFT

-------------------------
PART NUMBER
-------------------------
561404-B-2L-3
-------------------------
561408-B-2L-3
-------------------------
561408-B-VL-3
-------------------------
561413-B-2L-3
-------------------------
BA170-11-3(*)
-------------------------
BA170-21-3(**)
-------------------------
BA170-1-3(***)
-------------------------
BA170-MOD.B-3(***)
-------------------------
BA170-MOD.C-3(****)
-------------------------
561404-S-VL-3
-------------------------
561408-S-VL-4
-------------------------
561413-S-VL-C3
-------------------------
561413-S-1L-C3
-------------------------

(*)       Composed of four 561408-s-vl-4's.
(**)      Composed of two 561408-s-vl-4's and two 561404-s-vl-3's.
(***)     Composed of six 561408-s-vl-4's.
(****)    Composed of one 561413-s-1l-c3's and eleven 561413-s-vl-c3's.

COMPONENTS FOR DC-9 AIRCRAFT

-------------------------
PART NUMBER
-------------------------
01349 Current Converter
-------------------------
01350 Current Transformer
-------------------------
01421 AC-DC Converter
-------------------------

BALLAST TRANSFORMER FOR DC-10 AIRCRAFT

-------------------------
PART NUMBER
-------------------------
561513B1L
-------------------------

COMPONENT MAINTENANCE MANUALS

Manual Number 33-10-01, Revision B, dated March 17, 2000.